EXHIBIT 28.3





               SECURITIES AND EXCHANGE COMMISSION
                     Washington D.C. 20549



                           FORM 11-K



                 [ X ]    ANNUAL REPORT PURSUANT TO SECTION 15(d)
                 OF THE SECURITIES EXCHANGE ACT OF 1934
                            (FEE REQUIRED)

                 FOR THE FISCAL YEAR ENDED FEBRUARY 28, 1994

                 [   ]    TRANSITION REPORT PURSUANT TO SECTION
                 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                 For the transition period from _________ to _______

                 Commission File Number 1-5858


                      UNIVAR CORPORATION
              UNI$AVER TAX SAVINGS INVESTMENT PLAN
      ___________________________________________________




                       UNIVAR CORPORATION
  ____________________________________________________________




                         P.O. Box 34325
                    Seattle, WA  98124-1325

            ________________________________________


ITEM 1. FINANCIAL STATEMENTS

                 See  attached financial statements.  Reference is  made  to
        Form   S-8,  Registration  Statement,  File  No.  33-34511   for   a
        description of the Plan.


SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the Plan) have duly caused this annual report to be signed by the undersigned thereunto duly authorized.

  UNIVAR CORPORATION
  UNI$AVER TAX SAVINGS INVESTMENT PLAN




Date:  May 27, 1994_____   By:______________________________________
                           Gary E. Pruitt
                           Vice President - Finance & Treasurer
                           Chairman of Administrative Committee















                 UNIVAR CORPORATION UNI$AVER TAX SAVINGS
                   INVESTMENT PLAN

                 FINANCIAL STATEMENTS
                 AS OF DECEMBER 31, 1993 AND 1992
                 TOGETHER WITH AUDITORS' REPORT











                  REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Administrative Committee of the
Univar Corporation Uni$aver Tax
Savings Investment Plan:

We have audited the accompanying statements of net assets available for plan benefits of the Univar Corporation Uni$aver Tax Savings Investment Plan as of December 31, 1993 and 1992, and the related statement of changes in net assets available for plan benefits for the year ended December 31, 1993. These financial statements and the schedules referred to below are the responsibility of the Plan's administrator. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets of the Plan as of December 31, 1993 and 1992, and the changes in its net assets for the year ended December 31, 1993 in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment and reportable transactions are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 and are not a required part of the basic financial statements. Such schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated, in all material respects, in relation to the basic financial statements taken as a whole.




Arthur Andersen & Co.
Seattle, Washington,
  May 6, 1994
                             UNIVAR CORPORATION

                    UNI$AVER TAX SAVINGS INVESTMENT PLAN


            STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                      AS OF DECEMBER 31, 1993 AND 1992



                                    Company Stock Fund     Fixed Income Fund
                                 -----------------------   ---------------------
                                 1993         1992      1993          1992
                                 ---------------------------------------------
CASH AND SHORT TERM
   INVESTMENTS                 $   56,122 $  239,145   $908,551 $ 3,734,482

INVESTMENTS (Note 3)            8,742,063  8,749,591 12,901,005   9,956,436

INTEREST AND DIVIDENDS RECEIVABLE       -        729      1,513      86,299

CONTRIBUTIONS RECEIVABLE          188,257    167,018    115,621     115,194

PARTICIPANT LOANS RECEIVABLE
  (Note 1)                         27,589          -    415,119           -

PENDING INTERFUND TRANSFERS      -127,069   -184,845   -451,213      -2,929

PAYABLE TO BROKER FOR PENDING
  TRANSACTION                           -          -          -           -

ACCRUED PLAN EXPENSES             -15,067          -    -15,066           -

OTHER                                 340        339      1,114       1,114
                               ---------- --------------------- -----------
       Net assets available
         for plan benefits     $8,872,235 $8,971,977$13,876,644 $13,890,596
                               ========== ===================== ===========

            STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                      AS OF DECEMBER 31, 1993 AND 1992

                                  CONTINUED

                                                  Balanced
                          Equity Fund               Fund           Total

                         1993      1992        1993       1993      1992
                      ----------------------------------------------------
CASH AND SHORT TERM
  INVESTMENTS      $ 1,241,046 $ 6,837,043 $  618,654 $ 2,824,373 $10,810,670

INVESTMENTS(Note 3) 14,821,182   6,375,113  1,245,425  37,709,675  25,081,140

INTEREST AND DIVIDENDS
  RECEIVABLE            15,418      21,646      7,096      24,027     108,674

CONTRIBUTIONS
 RECEIVABLE            203,380     151,897     36,711     543,969     434,109

PARTICIPANT LOANS
  RECEIVABLE(Note 1)   156,559      -          69,766     669,033        -

PENDING INTERFUND
 TRANSFERS             328,526     187,774    249,756       -            -

PAYABLE TO BROKER FOR
  PENDING TRANSACTION       -     -103,310       -          -        -103,310

ACCRUED PLAN EXPENSES  -30,127      -         -15,063    -75,323         -

OTHER                      328         328       -         1,782        1,781
                       ------------------------------------------------------
  Net assets
    available for
    plan benefits  $16,736,312 $13,470,491 $2,212,345 $41,697,536 $36,333,064
                   ==========================================================


        The accompanying notes are an integral part of these statements.

                             UNIVAR CORPORATION

                    UNI$AVER TAX SAVINGS INVESTMENT PLAN


       STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

                    FOR THE YEAR ENDED DECEMBER 31, 1993


                        Company        Fixed
                         Stock         Income    Equity  Balanced
                          Fund          Fund     Fund    Fund       Total

NET INVESTMENT INCOME (LOSS):
  Unrealized appreciation
    (depreciation) of
    investments(Note 3) $ -355,136 $    7,667 $  188,123 $  41,291 $ -118,055
  Interest                   8,665    895,778     89,056    33,310  1,026,809
  Dividends                230,696        -      202,963     4,186    437,845
  Gain (loss) on sale of
     investments            22,644     -3,459  1,022,374    -6,881  1,034,678
                       ------------------------------------------------------
     Total net investment
         income (loss)     -93,131    899,986  1,502,516    71,906  2,381,277

CONTRIBUTIONS TO THE PLAN (Note 1):
  Employee                 561,031  1,073,596  2,010,067   428,393  4,073,087
  Employer               1,334,647    114,125      -         -      1,448,772
                       ------------------------------------------------------
    Increase in net
      assets             1,802,547  2,087,707  3,512,583   500,299  7,903,136

DISTRIBUTIONS TO PARTICIPANTS
   (Note 4)               -516,833   -859,886   -731,941   -37,868 -2,146,528

NET INTERFUND TRANSFERS -1,309,902 -1,157,579    644,967 1,822,514      -

PLAN EXPENSES              -75,554    -84,194   -159,788   -72,600   -392,136
                       ------------------------------------------------------
CHANGE IN NET ASSETS       -99,742    -13,952  3,265,821 2,212,345  5,364,472

NET ASSETS, beginning
  of year                8,971,977 13,890,596 13,470,491     -     36,333,064
                       ------------------------------------------------------
NET ASSETS, end
  of year            $8,872,235 $13,876,644 $16,736,312 $2,212,345 $41,697,536
                       ========== ===========================================



       The accompanying notes are an integral part of this statement.


                             UNIVAR CORPORATION

                    UNI$AVER TAX SAVINGS INVESTMENT PLAN


                        NOTES TO FINANCIAL STATEMENTS

                              DECEMBER 31, 1993






1.  DESCRIPTION OF THE PLAN:

The Univar Corporation Uni$aver Tax Savings Investment Plan (the Plan) is a contributory, defined contribution investment plan for all salaried personnel. Union employees are also eligible, provided the union also participates in Univar Corporation's (Univar) health insurance and pension plans. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

Employees may contribute from 2% to 16% of their compensation to the Plan up to annual limits as described in the Plan. In 1992, Univar contributed 40% of the first 6% of the employee's contributions. Effective January 1, 1993, Univar contributes 50% of the first 6% of each employee's contributions, which is the equivalent of 3.0% of the employee's gross income. Employee contributions vest immediately, whereas Univar contributions vest at the rate of 20% per year.

Employee contributions to the Plan are invested at the direction of the participants in any of the following four funds: the Company Stock Fund, the Fixed Income Fund, the Equity Fund and the Balanced Fund (collectively, the Funds). The number of active participants in each fund as of December 31, 1993, is 1,463, 956, 1,244 and 321, respectively. All employer contributions are placed solely in the Company Stock Fund, although participants age 50 or older have a one-time election to have their employer contributions placed in the Fixed Income Fund.

Effective October 1, 1993, the Plan allows participants to borrow from the vested portion of their employee contribution accounts, up to 50% of the balance of those accounts. All loans have five year repayment terms.

As of January 1, 1993, trustee and administrative fees are paid by the Plan.


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

The Plan uses the accrual basis of accounting. Investments are stated at quoted market values. All fund investments are managed by a trustee at the direction of the plan administrator and the administrative committee of the Plan.
3.  INVESTMENTS:

The Funds' assets are valued by the trustee (Wells Fargo Bank, N.A.) using the closing price of the investments on the last business day of the reporting period. A summary of unrealized appreciation (depreciation) is as follows:

                           Company    Fixed
                            Stock     Income    Equity    Balanced
                            Fund       Fund      Fund       Fund       Total

Unrealized appreciation
  December 31, 1992     $1,855,794 $  -7,667  $1,198,923  $  -     $3,047,050

Net increase (decrease)
  during the year         -355,136     7,667     188,123   41,291    -118,055
                   ----------------------------------------------------------
Unrealized appreciation
  (depreciation)
  December 31, 1993     $1,500,658    $  -    $1,387,046  $41,291  $2,928,995
                   ==========================================================

Individual investments that represent 5% or more of the net assets available for plan benefits as of December 31, 1993 and 1992, are listed as follows:

                                                      Number of
                                                      Shares of
Current
                                                   Principle Value     Value


1993:
  Wells Fargo Bank Money Market Fund       2,372,798   $2,372,798
  Univar Corporation Common Stock            768,533    8,742,063
  New York Life Insurance Co.,
    GIC #GA-06108, 8.38%
    due September 30, 1996                 3,795,663    3,795,663
  Provident Life & Accident Insurance,
    GIC #627-05496, 5.4%, due 3/31/98      2,589,712    2,589,712

1992:
  Fidelity Short-Term Investment Fund      8,711,597    8,711,597
  Univar Corporation Common Stock            752,653    8,749,591
  Metropolitan Life Insurance Co.,
    GIC #GAC-12263, 7.86%
    due September 30, 1994                 2,298,472    2,298,472
  New York Life Insurance Co.,
    GIC #GA-06108,8.38%,
    due September 30, 1996                 3,478,449    3,478,449

4.  DISTRIBUTIONS TO PARTICIPANTS:

Participants are entitled to their vested benefits upon termination from the Plan. At the end of each plan year, unvested contributions are forfeited for all terminated employees and are used to reduce future employer contributions; however, if a participant re-enters the Plan within five years subsequent to termination, and if the participant repays within that same period the exact amount of benefits received attributable to employer contributions, the amount of any unvested benefits at the participant's original termination date is contributed to their account. At December 31, 1993 and 1992, there were $14,592 and $14,010 of unvested contributions related to terminated employees, respectively.

5.  FEDERAL INCOME TAXES:

The Plan was amended on January 1, 1993, to incorporate the changes discussed in Note 1. Although no determination letter has been received from the Internal Revenue Service regarding the most recent amendment, Univar's management and the Plan's third-party administrator feel that the Plan, as amended and operated, is in compliance with the applicable requirements of the Internal Revenue Code for tax-exempt status. Prior to the most recent amendment, the Plan had received a favorable IRS determination letter and has been exempt from federal income taxes. Accordingly, no provision for income taxes has been made.

6.  PLAN TERMINATION:

Although it has not expressed any intent to do so, Univar has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination or partial termination, participants will have a nonforfeitable interest in the vested portion of their account balance.

7.  BENEFITS PAYABLE:

In accordance with generally accepted accounting principles for employee benefit plans, the Plan classifies benefits owed to vested, terminated participants as a component of net assets available for plan benefits rather than as a liability. A summary of these amounts is as follows:

                           Company   Fixed
                            Stock    Income   Equity   Balanced
                             Fund     Fund     Fund      Fund     Total

December 31, 1992        $ 1,930    $ 5,847  $  2,007    $ -    $  9,784

December 31, 1993         94,712     80,459   136,697     6,421  318,289

These benefits payable are classified as a liability in the Plan's Form 5500 filed with the Internal Revenue Service and the Department of Labor. The following table reconciles the accompanying financial statements to the Form 5500:

                                 Net                             Net
                          Assets Available                   Assets Available
                          for Plan Benefits       1993     for Plan Benefits
                          December 31, 1993     Benefits   December 31, 1992
Company Stock Fund:
  As reported in Form
   5500                     $ 8,777,523        $  609,615      $ 8,970,047
  1992 benefits payable            -                1,930            1,930
  1993 benefits payable          94,712           -94,712              -
                            -----------        ----------      -----------
  As reported in the
    accompanying financial
    statements                8,872,235           516,833        8,971,977
                            -----------        ----------      -----------
Fixed Income Fund:
  As reported in Form 5500   13,796,185           934,498       13,884,749
  1992 benefits payable            -                5,847            5,847
  1993 benefits payable          80,459           -80,459              -
                            -----------        ----------      -----------
  As reported in the
    accompanying financial
    statements               13,876,644           859,886       13,890,596
                            -----------        ----------      -----------
Equity Fund:
  As reported in Form 5500   16,599,615           866,631       13,468,484
  1992 benefits payable          -                  2,007            2,007
  1993 benefits payable         136,697          -136,697             -
                             ----------        ----------      -----------
  As reported in the
    accompanying financial
    statements              16,736,312            731,941       13,470,491
                           -----------         ----------      -----------
Balanced Fund:
  As reported in Form 5500   2,205,924             44,289           -
  1992 benefits payable          -                   -              -
  1993 benefits payable          6,421             -6,421           -
                           -----------          ---------     -----------
  As reported in the
    accompanying financial
    statements               2,212,345             37,868           -
                           -----------          ---------    -----------
Total
  As reported in Form 5500  41,379,247          2,455,033     36,323,280
  1992 benefits payable          -                  9,784          9,784
  1993 benefits payable        318,289           -318,289           -
                           -----------         ----------    -----------
  As reported in the
    accompanying financial
    statements             $41,697,536         $2,146,528    $36,333,064
                           ===========         ==========    ===========


SCHEDULE 1

                           UNIVAR CORPORATION

                  UNI$AVER TAX SAVINGS INVESTMENT PLAN
                      (TAX I.D. NUMBER 91-0816142)

                                ITEM 27a


                  SCHEDULE OF ASSETS HELD FOR INVESTMENT

                            DECEMBER 31, 1993



                                   Number of
                                   Shares or    Company Stock Fund
                                   Principal
Issuer Description                 Amount      Cost       Current Value
- - --------------------------------------------------------------------------------
Cash and short term investments       -      $      681  $      681

Wells Fargo Bank Money Market Fund    -          55,441      55,441

Various commercial paper (see
  Schedule 1 - Exhibit 1)         $400,000         -           -
                                             ----------  ----------
       Total cash and short term
         investments                             56,122      56,122

Univar Corp. Common Stock          768,533    7,241,405   8,742,063

Various Common Stock (see
  Schedule 1 - Exhibit 2)          408,766         -           -

U.S. Government Securities
  (see Schedule 1 - Exhibit 3)  $1,330,000         -           -

Various Certificates of
  Annuity (see Schedule 1 -
  Exhibit 4)                                       -           -
                                             ----------  ----------
       Total investments                      7,241,405   8,742,063

Loans to participants                            27,589      27,589
                                             ----------  ----------
                                             $7,325,116  $8,825,774
                                             ==========  ==========

                         UNIVAR CORPORATION

                UNI$AVER TAX SAVINGS INVESTMENT PLAN
                    (TAX I.D. NUMBER 91-0816142)

                              ITEM 27a


               SCHEDULE OF ASSETS HELD FOR INVESTMENT

                         DECEMBER 31, 1993

(Continued)

                               Fixed Income Fund            Equity Fund
Issuer Description           Cost     Current Value   Cost      Current Value
- - -----------------------   --------------------------  ------------------------
Cash and short term
   investments                 $-12,015   $-12,015    $ 63,086   $ 63,086

Wells Fargo Bank
 Money Market Fund              520,566    520,566   1,177,960  1,177,960

Various commercial paper (see
  Schedule 1 - Exhibit 1)       400,000    400,000           -         -
                             ----------  ---------   --------- ---------
 Total cash and short term
investments                     908,551    908,551   1,241,046  1,241,046

Univar Corp. Common Stock           -            -           -          -

Various Common Stock (see
  Schedule 1 - Exhibit 2)           -            -  13,434,136 14,821,182

U.S. Government Securities
  (see Schedule 1 - Exhibit 3)  992,207    992,207           -          -

Various Certificates of
  Annuity (see Schedule 1 -
  Exhibit 4)                 11,908,798 11,908,798          -          -
                             ---------- ---------- ----------- ----------
 Total investments           12,901,005 12,901,005  13,434,136 14,821,182

Loans to participants           415,119    415,119     156,559    156,559
                          -----------  ----------- ------------ ---------
                           $14,224,67  $14,224,675 $14,831,741 $16,218,787
                          ===========  =========== =========== ==========




                         UNIVAR CORPORATION

                UNI$AVER TAX SAVINGS INVESTMENT PLAN
                    (TAX I.D. NUMBER 91-0816142)

                              ITEM 27a


               SCHEDULE OF ASSETS HELD FOR INVESTMENT

                         DECEMBER 31, 1993

(Continued)

                               Balanced Fund                 Total
Issuer Description          Cost   Current Value       Cost   Current Value
- - ------------------        --------- -----------      -------  --------------
Cash and short term
  investments           $    -177  $     -177    $    51,575   $    51,575

Wells Fargo Bank Money
 Market Fund              618,831     618,831      2,372,798     2,372,798

Various commercial paper (see
  Schedule 1 - Exhibit 1)      -          -          400,000       400,000
                         ---------  ---------     ----------    ----------
   Total cash and short
    term investments       618,654    618,654      2,824,373     2,824,373

Univar Corp. Common Stock      -          -        7,241,405     8,742,063

Various Common Stock (see
  Schedule 1 - Exhibit 2)  804,374    850,175     14,238,510    15,671,357

U.S. Government Securities
  (see Schedule 1 -
    Exhibit 3)             399,760    395,250      1,391,967     1,387,457

Various Certificates of
  Annuity (see Schedule 1 -
  Exhibit 4)                  -          -        11,908,798    11,908,798
                         --------- ----------    -----------   -----------
    Total investments    1,204,134  1,245,425     34,780,680    37,709,675

Loans to participants       69,766     69,766        669,033       669,033
                        ---------- ----------    -----------   -----------
                        $1,892,554 $1,933,845    $38,274,086   $41,203,081
                        ========== ==========    ===========   ===========


                                                     SCHEDULE 1 - EXHIBIT 1


                             UNIVAR CORPORATION

                    UNI$AVER TAX SAVINGS INVESTMENT PLAN

                              COMMERCIAL PAPER

                              DECEMBER 31, 1993



                                                             Current
                                   Principal                 Market
Issuer                              Amount         Cost       Value

Chevron Companies
  3.12%, due June 2, 1994         $100,000      $100,000    $100,000

Cigna Corp.
  3.125%, due June 9, 1994         100,000       100,000     100,000

John Deere CAP
  3.20%, due March 31, 1994        200,000       200,000     200,000
                                  --------      --------    --------
Total Commercial Paper            $400,000      $400,000    $400,000
                                  ========      ========    ========


                                                     SCHEDULE 1 - EXHIBIT 2
                                                             Page 1 of 6


                             UNIVAR CORPORATION

                    UNI$AVER TAX SAVINGS INVESTMENT PLAN


                                COMMON STOCK

                              DECEMBER 31, 1993


                                                Per Share   Total
                                       Total     Market     Market
Issuer                      Shares     Cost      Value      Value


Albertsons, Inc.             3,600 $   91,736 $ 26.750  $  96,300
Ambac, Inc.                  1,100     52,992   42.000     46,200
American Cyananid Co.        1,500     83,153   50.250     75,375
American Int'l Group Inc.    2,500    162,502   87.250    219,375
American Telephone &
 Telegraph                    2,500    98,206   52.500    131,250
AmoCo Corp.                  1,000     50,060   52.875     52,875
Applied Matls, Inc.          3,900    109,788   38.750    151,125
Armstrong World Inds. Inc.   1,000     45,320   53.250     53,250
Autodesk, Inc.               1,500     62,612   45.000     67,500
Automatic Data Processing    1,700     88,930   55.250     93,925
Autozone, Inc.               4,600    194,112   57.250    263,350
Bank New York, Inc.          1,100     61,127   57.000     62,700
Belo A.H. Corp CLA           1,500     68,355   53.000     79,500
Blockbuster Entertainmen     2,700     87,140   30.625     82,687
Borg-Warner Automotive, Inc. 2,700     67,500   28.000     75,600
Brinker Int'l. Inc.          2,500     87,310   46.000    115,000
Browning Ferris Ind. Inc.    3,000     70,222   25.750     77,250
Cabletron Systems, Inc.      1,250    121,628  112.500    140,625
Campbell Soup Co.            2,000     82,508   41.000     82,000
Caterpillar, Inc.              900     77,995   89.000     80,100
Century Tel. Enterprises     3,000     84,190   25.750     77,250
Chevron Corp.                1,700    157,734   87.125    148,112
Chrysler Corp                1,800     81,961   53.250     95,850
Circus Circus Enterprises    3,800    127,644   36.750    139,650
Cisco Systems, Inc.          3,800    195,428   64.625    245,576
Citizens Corp.               2,500     57,040   19.625     49,063

                                                        SCHEDULE 1 - EXHIBIT 2
                                                                 Page 2 of 6


                             UNIVAR CORPORATION

                    UNI$AVER TAX SAVINGS INVESTMENT PLAN


                                COMMON STOCK

                              DECEMBER 31, 1993


                                               Per Share    Total
                                       Total     Market     Market
Issuer                       Shares     Cost      Value     Value


CML Group, Inc.              1,500     40,215    23.625    35,437
Coca Cola Co.                2,200     94,434    44.625    98,175
Compuware Corp.              2,000     54,000    26.000    52,000
Comsat Corp Ser 1            3,900    119,905    29.750   116,025
Cone MLS Corp NC             5,000     82,175    16.875    84,375
Crane Co.                    3,000     75,585    24.750    74,250
CUC Int'l Inc.               2,600     87,611    36.000    93,600
Cummins Engine Inc.          1,600     71,206    53.750    86,000
Dean Witter Discover & Co.   3,400    130,250    34.625   117,725
Dillard Dept Stores, Inc.    3,300    135,100    38.000   125,400
Englehard Corp.              2,000     57,686    24.375    48,750
Enron Corp                   9,600    280,559    29.000   278,400
Entergy Corp New             5,000    127,800    36.000   180,000
Federal Home Ln Mtg. Corp    1,500     84,033    49.875    74,813
Federal Nt'l Mtg. Assn       3,850    308,798    78.500   302,225
Fingerhut Co's Inc.          5,000    117,850    28.125   140,625
First Comm Corp              2,500     61,625    25.125    62,812
First Data Corp              3,900    138,239    40.750   158,925
First Tenn Nat'l Corp.       3,000    105,750    38.500   115,500
First USA Inc.               1,200     37,909    35.750    42,900
Ford Motor Co., Del          1,000     54,070    64.500    64,500
Foundation Health Corp       1,800     55,476    31.000    55,800
Franklin Res, Inc.             900     41,962    45.873    41,287
Gannett Inc. Del             1,500     68,355    57.250    85,875
General Instr Corp New       1,700     87,726    56.500    96,050
General Public Utilities     3,000     98,835    30.875    92,625

                                                       SCHEDULE 1 - EXHIBIT 2
                                                                Page 3 of 6


                             UNIVAR CORPORATION

                    UNI$AVER TAX SAVINGS INVESTMENT PLAN


                                COMMON STOCK

                              DECEMBER 31, 1993


                                               Per Share   Total
                                      Total     Market     Market
Issuer                      Shares     Cost      Value     Value


Gillette Company               800     46,252   59.625     47,701
Great Lakes Chemical Corp.   2,400    183,557   74.625    179,100
GTE Corp.                    2,000     47,933   35.000     70,000
Harcourt Gen. Inc.           2,500     82,537   36.250     90,625
Hasbro Inc.                  1,900     63,764   36.250     68,875
Home Depot, Inc.             8,566    397,001   39.500    338,357
Houghton Mifflin Co.         2,000     70,390   48.625     97,250
Household, Int'l Inc.        3,000     96,855   32.625     97,875
IBP Inc.                     4,500     95,720   25.875    116,437
Illinois Cent Corp. Ser A    2,500     62,362   35.875     89,688
Intel Corp                   6,000    286,443   62.000    372,000
International Game
 Technology                  5,500    177,403   29.500    162,250
Justin Inds. Inc.            3,000     57,000   14.750     44,250
Kerr McGee Corp              2,500    114,478   45.250    113,125
KeyCorp                      2,500     94,853   35.375     88,438
Lincoln Nat'l Corp Ind.      1,500     69,543   43.500     65,250
Louisiana Ltd. & Expl. Co.   4,000    178,780   40.125    160,500
Manor Care Inc.              6,000    109,920   24.375    146,250
MBIA Inc.                    1,900    124,508   62.875    119,462
MBNA Corp                    4,100    117,737   33.375    136,838
McGraw Hill Inc.             1,500     98,917   67.625    101,437
MCI Communications Corp     10,800    258,367   28.250    305,100
Media Vision Technology Inc. 1,900     54,863   43.750     83,125
Medicine Shoppe Int'l Inc.   2,500     53,438   19.500     48,750
Mercury Fin Co.              2,100     36,067   19.125     40,162
MGR Inut Corp. WIS           2,400     77,610   29.250     70,200

                                                      SCHEDULE 1 - EXHIBIT 2
                                                               Page 4 of 6

                             UNIVAR CORPORATION

                    UNI$AVER TAX SAVINGS INVESTMENT PLAN

                                COMMON STOCK

                              DECEMBER 31, 1993

                                             Per Share     Total
                                       Total    Market    Market
Issuer                       Shares     Cost     Value    Value


Microsoft Corp               3,500    305,489   80.625    282,187
Mobil Corp.                  2,700    193,681   79.125    213,637
Motorola Inc.                5,400    376,565   92.250    498,150
Nationwide Health PPTYS,     3,200     48,400   35.500    113,600
Newbridge Networks Corp      2,150    105,730   54.750    117,712
Northwest Corporation        3,000     75,292   24.375     73,125
Novacare Inc.                5,000     69,830   15.250     76,250
Novell Inc.                  2,000     62,000   20.750     41,500
Office Depot Inc.            2,600     84,981   33.625     87,425
Oracle Sys Corp.             5,900    163,224   28.750    169,625
Pacific Gas & Elec. Co.      4,000    137,184   35.125    140,500
Pactel Corp                  3,200     73,600   24.875     79,600
Penney, J.C., Inc.           1,600     60,656   52.625     84,200
Pepsico Inc.                 2,000     69,714   40.875     81,750
Perrigo Co.                  1,300     40,300   34.250     44,525
Pet Inc. New                 4,000     63,280   17.500     70,000
Phillips Pete Co.            1,500     42,105   29.000     43,500
Phoenix RE Corp.             2,000     62,500   27.250     54,500
Praxair Inc.                 4,000     62,260   16.625     66,500
Proctor & Gamble Co.         2,000     98,390   57.000    114,000
Promus Cos Inc.              6,300    183,918   45.750    288,224
Pyramid Technology Corp.     2,500     45,938   14.750     36,875
Safeco Corp.                 1,500     94,969   55.000     82,500
SantaFe Pacific Corp.        6,000     75,390   22.250    133,500
Schering Plough Corp.        1,000     51,406   68.500     68,500
Scientific Atlanta Inc.      2,200     70,596   33.500     73,700
Sensormatic Electrs Corp.    2,700     70,011   34.625     93,487

                                                     SCHEDULE 1 - EXHIBIT 2
                                                                Page 5 of 6

                             UNIVAR CORPORATION

                    UNI$AVER TAX SAVINGS INVESTMENT PLAN

                                COMMON STOCK

                              DECEMBER 31, 1993

                                              Per Share    Total
                                       Total    Market     Market
Issuer                        Shares    Cost    Value      Value


Sequent Computer Systs Inc.   3,000    47,654   15.250     45,750
Southwest Airlines Co.        5,600   183,187   37.375    209,301
St. Paul Cos. Inc.              900    82,863   89.875     80,888
Standard Fed. Bk Troy, Mich     200     4,439   30.000      6,000
Sun Healthcare Group Inc.     7,000    77,000   16.750    117,250
Sunbeam-Oster Inc.            4,000    59,012   22.000     88,000
Supervalu Inc.                1,800    59,058   36.250     65,250
Tecumseh Prods Co. CLA        2,000    71,500   46.250     92,500
Telecommunications Inc. CLA   2,700    64,425   30.250     81,675
Thermo Electron Corp.         3,450    96,749   42.000    144,900
Time Warner Inc.              2,500    95,679   44.250    110,625
TJ Int'l Inc.                 1,300    37,531   30.250     39,325
TNT Freightways Corp          3,900    63,830   27.000    105,300
Triarc Cos Inc. CLA             300     7,556   25.000      7,500
U.S. Healthcare Inc.          5,600   296,950   57.625    322,701
U S WEST, Inc.                3,500   163,429   45.875    160,563
Union Carbide Corp            3,000    60,180   22.375     67,125
United Asset Mgt Corp.          800    37,126   40.500     32,400
United Healthcare Corp.       3,300   201,656   75.875    250,388
WalMart Stores Inc.          13,800   417,626   25.000    345,000
Weyerhaeuser Co.              2,000    84,640   44.625     89,250
Whirlpool Corp.               1,200    71,784   66.500     79,800
Williams Cos Inc. Del         4,000    76,074   24.375     97,500
Xyplex Inc.                   4,000   114,859   19.250     77,000
3 Com Corp                    2,000    67,250   47.000     94,000
                            ------- -----------        -----------
 Total Common Stock         388,566 $13,470,115        $14,817,670
                            ======= ===========        ===========

                                                    SCHEDULE 1 - EXHIBIT 2
                                                             Page 6 of 6

                             UNIVAR CORPORATION

                    UNI$AVER TAX SAVINGS INVESTMENT PLAN

                               FOREIGN STOCKS

                              DECEMBER 31, 1993

                                                         Per Share    Total
                                               Total      Market      Market
Issuer                              Shares      Cost       Value      Value


Carnival Cruise Lines Inc.       1,500   $    70,921      47.375 $    71,062
Danka Business Sys Sponsrd ADR     600        19,500      40.000      24,000
Elan PLC ADR                     1,000        41,184      42.375      42,375
Ericson Lm Tel ADR CLB Sekio     4,200       210,338      40.375     169,575
Grupo Televisa ADR Repstg ORD    1,000        64,000      70.000      70,000
Grupo Tribasa SA Sponsored ADR   2,300        36,084      34.625      79,638
Hong Kong Telecommunications ADR 1,800        79,600      62.250     112,050
Loewen Group Inc.                3,300        73,974      25.375      83,737
McDermott Int'l Inc.             2,500        67,820      26.500      66,250
Telefonos De Mexico ADR Rep L    2,000       104,974      67.500     135,000
                               --------   ----------             -----------
       Total Foreign Stocks     20,200   $   768,395             $   853,687
                               --------   ----------             -----------
       Total Corporate Stocks  408,766   $14,238,510             $15,671,357
                               =======   ===========             ===========

                                           SCHEDULE 1 - EXHIBIT 3


                             UNIVAR CORPORATION

                    UNI$AVER TAX SAVINGS INVESTMENT PLAN

                         U.S. GOVERNMENT SECURITIES

                              DECEMBER 31, 1993


                                                          Current
Issuer                              Principal              Market
Description                          Amount      Cost      Value


Federal Home Loan Bank Disc.     $  500,000 $  496,125 $  496,125

Federal Home Loan Mortgage Disc.    500,000    496,082    496,082

U.S. Treasury Bonds
  9.875% due 11/15/15               100,000    140,240    138,750

U.S. Treasury Notes
  7.50% due 11/15/01                 80,000     89,833     89,250

U.S. Treasury Notes
  8.125% due 02/15/98               150,000    169,687    167,250
                                 ---------- ---------- ----------
                                 $1,330,000 $1,391,967 $1,387,457
                                 ========== ========== ==========


                                           SCHEDULE 1 - EXHIBIT 4


                             UNIVAR CORPORATION

                    UNI$AVER TAX SAVINGS INVESTMENT PLAN

                           CERTIFICATES OF ANNUITY

                              DECEMBER 31, 1993



Issuer                                                Market
  Description                              Cost        Value

Confederation Life, GIC #62127
  9.18%, due 3/30/95                     $1,390,153 $1,390,153

Hartford Life, GIC #GA-8916
  6.58%, due 3/30/94                      1,379,849  1,379,849

Metropolitan Life Insurance Co.
  GIC #GAC-12263
  7.86%, due 9/30/94                      1,247,557  1,247,557

New York Life Insurance Co.
  GIC #GA-06108
  8.38%, due 9/30/96                      3,795,663  3,795,663

Principal Mutual Life
  GIC #4-10581
  5.63%, due 9/30/98                      1,505,864  1,505,864

Provident Life and Accident Insurance
  GIC #627-05496
  5.4%, due 3/31/98                       2,589,712  2,589,712
                                        ------------ ---------
                                        $11,908,798 $11,908,798
                                        =========== ==========



                                 SCHEDULE 2

                             UNIVAR CORPORATION

                    UNI$AVER TAX SAVINGS INVESTMENT PLAN
                        (TAX I.D. NUMBER 91-0816142)

                                  ITEM 27d

                     SCHEDULE OF REPORTABLE TRANSACTIONS

                    FOR THE YEAR ENDED DECEMBER 31, 1993


INDIVIDUAL TRANSACTIONS IN EXCESS OF 5% OF PLAN ASSETS AT JANUARY 1, 1993

Fixed Income Fund
- - -----------------
Issuer:             Provident Life & Accident Insurance
Description:        GIC #627-05496, due 3/31/98, 5.4%
Number of purchases 1
Total Purchases     $2,300,000
Number of Sales
Total Sales
Gain (Loss) on Sales     -

Issuer:             Wells Fargo Bank
Description:        Money Market Fund
Number of purchases
Total Purchases
Number of Sales     1
Total Sales         $2,293,970
Gain (Loss) on Sales     -


Equity Fund
- - -----------

Issuer:             Wells Fargo Bank
Description:        Money Market Fund
Number of purchases 1
Total Purchases     $6,802,336
Number of Sales
Total Sales
Gain (Loss) on Sales     -

Issuer:             Wells Fargo Bank
Description:        Money Market Fund
Number of purchases 1
Total Purchases     $6,710,197
Number of Sales
Total Sales
Gain (Loss) on Sales     -

Issuer:             Wells Fargo Bank
Description:        Money Market Fund
Number of purchases
Total Purchases
Number of Sales     1
Total Sales         $6,715,095
Gain (Loss) on Sales     -

SERIES OF TRANSACTIONS IN EXCESS OF 5% OF PLAN ASSETS AT JANUARY 1, 1993:

Company Stock Fund
- - -------------------

Issuer:             Univar Corporation
Description:
Number of purchases 80
Total Purchases     $1,361,639
Number of Sales     21
Total Sales         $1,036,667
Gain (Loss) on Sales     $22,645

Issuer:             Wells Fargo Bank
Description:        Money Market
Number of purchases 47
Total Purchases     $3,667,259
Number of Sales     96
Total Sales         $3,611,818
Gain (Loss) on Sales     -

Fixed Income Fund
- - -----------------

Issuer:             Provident Life & Accident Insurance
Description:        GIC #627-05496, due 3/31/98, 5.4%
Number of purchases 10
Total Purchases     $2,589,712
Number of Sales
Total Sales
Gain (Loss) on Sales     -

Issuer:             Wells Fargo Bank
Description:        Money Market Fund
Number of purchases 47
Total Purchases     $8,431,219
Number of Sales     53
Total Sales         $7,910,653
Gain (Loss) on Sales     -


Equity Fund
- - -----------

Issuer:             Wells Fargo Bank
Description:        Money Market Fund
Number of purchases 206
Total Purchases     $21,199,157
Number of Sales     170
Total Sales         $20,021,197
Gain (Loss) on Sales     -

Balanced Fund
- - -------------

Issuer:             Wells Fargo Bank
Description:        Money Market Fund
Number of purchases 64
Total Purchases     $2,852,248
Number of Sales     54
Total Sales         $2,233,417
Gain (Loss) on Sales     -